Exhibit 99

HMN Financial, Inc. Announces Third Quarter Results

    ROCHESTER, Minn.--(BUSINESS WIRE)--Oct. 20, 2005--HMN Financial, Inc. (HMN) (NASDAQ:HMNF):

    Third Quarter Highlights

    -- Net interest income up $1.1 million, or 15.1%, over third quarter of 2004

    --  Net interest margin up 32 basis points over third quarter of
        2004

    -- Income tax expense up $736,000, or 63.9%, over third quarter of 2004

    -- Net income of $2.3 million, down $274,000, or 10.7%, from third quarter of 2004

    -- Diluted earnings per share of $0.57, down $0.07, or 10.9%, from third quarter of 2004

    Year to Date Highlights

    -- Net interest income up $4.0 million, or 17.8%, over first nine months of 2004

    -- Net interest margin up 30 basis points over first nine months of 2004

    -- Income tax expense up $1.4 million, or 46.4%, over first nine months of 2004

    -- Net income of $7.6 million, up $423,000, or 5.9%, over first nine months of 2004

    -- Diluted earnings per share of $1.89, up $0.12, or 6.8%, over first nine months of 2004



 EARNINGS SUMMARY           Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                           --------------------- ---------------------
Net income                 $2,276,401 2,550,201  $7,590,918 7,167,821
Diluted earnings per share       0.57      0.64        1.89      1.77
Return on average assets         0.92      1.09%       1.03      1.06%
Return on average equity        10.02     12.02%      11.51     11.44%
Book value per share           $19.97     18.66      $19.97     18.66


    HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $982 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.3 million for the third quarter of 2005, down $274,000, or 10.7%, from net income of $2.6 million for the third quarter of 2004. Diluted earnings per common share for the third quarter of 2005 were $0.57, down $0.07, from $0.64 for the third quarter of 2004.

    Third Quarter Results

    Net Interest Income

    Net interest income was $8.9 million for the third quarter of 2005, an increase of $1.1 million, or 15.1%, compared to $7.8 million for the third quarter of 2004. Interest income was $15.2 million for the third quarter of 2005, an increase of $2.0 million, or 15.8%, from $13.2 million for the same period in 2004. Interest income increased because of an increase in interest rates and an increase in the average outstanding balance of interest-earning assets. Interest rates increased primarily because of the 200 basis point increase in the prime interest rate between the periods. Increases in the prime rate, which is the rate that banks charge their prime business customers, generally increase the rates on adjustable rate consumer and commercial loans in the portfolio and new loans originated. The increase in interest-earning assets was caused by the $75 million increase in the average outstanding balance of commercial loans between the periods. The yield earned on interest-earning assets was 6.45% for the third quarter of 2005, an increase of 58 basis points from the 5.87% yield for the third quarter of 2004.
    Interest expense was $6.3 million for the third quarter of 2005, an increase of $906,000, or 16.8%, compared to $5.4 million for the third quarter of 2004. Interest expense increased primarily because of higher interest rates paid on deposits which were caused by the 200 basis point increase in the federal funds rate between the periods. Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally increase the rates banks pay for deposits. Interest expense also increased because of the $38 million increase in the average outstanding balance of deposits and advances between the periods due to an increase in transaction accounts and brokered deposits. The average interest rate paid on interest-bearing liabilities was 2.82% for the third quarter of 2005, an increase of 29 basis points from the 2.53% paid for the third quarter of 2004. Net interest margin (net interest income divided by average interest earning assets) for the third quarter of 2005 was 3.79%, an increase of 32 basis points, compared to 3.47% for the third quarter of 2004.

    Provision for Loan Losses

    The provision for loan losses was $952,000 for the third quarter of 2005, an increase of $177,000, or 22.8%, from $775,000 for the third quarter of 2004. The provision for loan losses increased primarily because commercial loan charge offs during the quarter exceeded previously reserved amounts. The increase in the provision related to charge offs was partially offset by a decrease in commercial loan growth in the third quarter of 2005 when compared to the same period in 2004. Total non-performing assets were $4.7 million at September 30, 2005, a decrease of $7.8 million, or 62.7%, from $12.5 million at June 30, 2005. Non-performing loans decreased $8.3 million, foreclosed and repossessed assets increased $520,000, and $2.7 million in loans were charged off during the quarter. The decrease in non-performing assets relates primarily to $8.0 million in commercial real estate loans that were classified as non-accruing in the previous quarter that are no longer classified due to the sale of the properties. Total non-performing assets decreased $231,000, or 4.7%, from $4.9 million at December 31, 2005.

    Non-Interest Income and Expense

    Non-interest income was $1.7 million for the third quarter of 2005, an increase of $132,000, or 8.3%, from $1.6 million for the same period in 2004. Gains on sales of loans increased $275,000 due primarily to the $232,000 increase in the gain recognized on the sale of government guaranteed commercial loans in the third quarter of 2005 when compared to the same period in 2004. Other non-interest income decreased $119,000 primarily because of increased losses on the sale of repossessed mobile homes in the third quarter of 2005.
    Non-interest expense was $5.5 million for the third quarter of 2005, an increase of $669,000, or 13.7%, from $4.9 million for the same period of 2004. Compensation expense increased $351,000 between the periods because of the increased number of employees and because of annual payroll cost increases. Occupancy expense increased $128,000 primarily because of the additional corporate office space occupied in the first quarter of 2005 and because of increased amortization expense on various software upgrades that were implemented between the periods. Data processing costs increased by $46,000 primarily because of increased activity between the periods and an increase in the fees and services provided by the third party service center. Other operating expenses increased $130,000 primarily because of increased costs on foreclosed commercial properties during the third quarter of 2005 when compared to the same period in 2004. Income tax expense was $1.9 million for the third quarter of 2005, an increase of $736,000, or 63.9%, compared to $1.2 million for the same period of 2004. Income tax expense increased $374,000 due to an increase in taxable income and $297,000 due to an increase in the effective tax rate because of changes in state tax law that were retroactive to January 1, 2005.

    Return on Assets and Equity

    Return on average assets for the third quarter of 2005 was 0.92%, compared to 1.09% for the third quarter of 2004. Return on average equity was 10.02% for the third quarter of 2005, compared to 12.02% for the same period of 2004. Book value per common share at September 30, 2005 was $19.97, compared to $18.95 at September 30, 2004.

    Nine Month Period Results

    Net Income

    Net income was $7.6 million for the nine-month period ended September 30, 2005, an increase of $423,000, or 5.9%, compared to $7.2 million for the nine-month period ended September 30, 2004. Diluted earnings per common share for the nine-month period in 2005 were $1.89, up $0.12, or 6.8%, from $1.77 for the same period in 2004.

    Net Interest Income

    Net interest income was $26.4 million for the first nine months of 2005, an increase of $4.0 million, or 17.8%, from $22.4 million for the same period in 2004. Interest income was $44.2 million for the nine-month period ended September 30, 2005, an increase of $6.3 million, or 16.5%, from $37.9 million for the same period in 2004. Interest income increased primarily because of an increase in average interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $94 million increase in the average outstanding balance of commercial loans between the periods. The yield earned on interest-earning assets was 6.30% for the first nine months of 2005, an increase of 43 basis points from the 5.87% yield for the same period in 2004.
    Interest expense was $17.8 million for the nine-month period ended September 30, 2005, an increase of $2.3 million, or 14.6%, from the $15.6 million for the same period in 2004. Interest expense increased primarily because of higher interest rates paid on deposits which were caused by the 200 basis point increase in the federal funds rate between the periods. Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally increases the rates banks pay for deposits. Interest expense also increased because of the $67 million increase in the average outstanding balance of deposits and advances between the periods due to an increase in transaction accounts and brokered deposits. The average interest rate paid on interest-bearing liabilities was 2.69% for the first nine-months of 2005, an increase of 15 basis points from the 2.54% paid for the same period of 2004. Net interest margin (net interest income divided by average interest earning assets) for the first nine months of 2005 was 3.76%, an increase of 30 basis points, compared to 3.46% for the same period of 2004.

    Provision for Loan Losses

    The provision for loan losses was $2.5 million for the nine-month period of 2005, an increase of $454,000, or 22.2%, from $2.0 million for the same nine-month period in 2004. The provision for loan losses increased primarily because of increased commercial loan charge offs during the period. The increase in the provision related to loan charge offs was partially offset by a decrease in commercial loan growth in the first nine months of 2005 when compared to the same period in 2004. Total non-performing assets were $4.7 million at September 30, 2005, a decrease of $231,000, or 4.73%, from $4.9 million at December 31, 2004. Non-performing loans decreased $1.4 million, foreclosed and repossessed assets increased $1.1 million, and $3.0 million in loans were charged off during the first nine months of 2005. Loans charged off during the period included commercial loans of $2.6 million, consumer loans of $195,000, and mortgage loans of $231,000.

    Non-Interest Income and Expense

    Non-interest income was $4.7 million for the first nine months of 2005, a decrease of $83,000, or 1.7%, from $4.8 million for the same period in 2004. Gains on sales of loans decreased $26,000 primarily due to decreased mortgage loan activity in the first nine months of 2005 when compared to the same period of 2004. Other non-interest income decreased $63,000 primarily because of increased losses on the sale of repossessed mobile homes in 2005.
    Non-interest expense was $16.4 million for the first nine months of 2005, an increase of $1.6 million, or 10.5%, from $14.8 million for the same period in 2004. Compensation expense increased $800,000 because of the increased number of employees and because of annual payroll cost increases. Occupancy expense increased $409,000 primarily because of the additional corporate office space occupied in the first quarter of 2005 and because of increased amortization expense on various software upgrades that were implemented between the periods. Data processing costs increased by $109,000 primarily because of increased activity and an increase in fees and services provided by the third party service center. Other operating expenses increased $242,000 primarily because of increased costs on foreclosed and repossessed assets during the first nine months of 2005 when compared to the same period in 2004. Income tax expense was $4.6 million for the first nine months of 2005, an increase of $1.4 million, or 46.4%, compared to $3.2 million for the same period of 2004. Income tax expense increased $962,000 due to an increase in taxable income and $297,000 due to an increase in the effective tax rate because of changes in state tax law that were retroactive to January 1, 2005.

    Return on Assets and Equity

    Return on average assets for the nine-month period ended September 30, 2005 was 1.03%, compared to 1.06% for the same period in 2004. Return on average equity was 11.51% for the nine-month period ended September 30, 2005, compared to 11.44% for the same period in 2004.

    President's Statement

    "HMN's core earnings continue to improve," said HMN President Michael McNeil. "I am pleased that our growth, along with the change in the mix of our assets and liabilities, has allowed us to achieve record nine-month earnings of $7.6 million in 2005 despite the increased provision for income taxes."

    General Information

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates nine full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in St. Cloud and Rochester, Minnesota. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to HMN's financial expectations for earnings and revenues. A number of factors could cause actual results to differ materially from HMN's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, changes in monetary and fiscal policies of the federal government or changes in tax laws. Additional factors that may cause actual results to differ from HMN's assumptions and expectations include those set forth in HMN's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets


----------------------------------------------------------------------
                                            September 30, December 31,
                                                2005          2004
                                             (unaudited)
----------------------------------------------------------------------

                   Assets
Cash and cash equivalents................... $27,462,839   34,298,394
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $7,920,015 and
    $9,509,377).............................   7,481,261    9,150,871
   Other marketable securities (amortized
    cost $92,099,344 and $95,097,051).......  91,030,938   94,521,512
                                            ------------- ------------
                                              98,512,199  103,672,383
                                            ------------- ------------

Loans held for sale.........................   4,058,132    2,711,760
Loans receivable, net....................... 815,163,631  783,213,262
Accrued interest receivable.................   4,513,397    3,694,133
Real estate, net............................   1,229,894      140,608
Federal Home Loan Bank stock, at cost.......   8,809,500    9,292,800
Mortgage servicing rights, net..............   2,817,520    3,231,242
Premises and equipment, net.................  12,177,193   12,464,265
Investment in limited partnerships..........     147,548      168,258
Goodwill....................................   3,800,938    3,800,938
Core deposit intangible.....................     248,224      333,617
Prepaid expenses and other assets...........   1,905,066    2,638,681
Deferred tax asset..........................   1,458,100    1,012,700
                                            ------------- ------------
    Total assets............................$982,304,181  960,673,041
                                            ============= ============


    Liabilities and Stockholders' Equity
Deposits....................................$714,711,074  698,902,185
Federal Home Loan Bank advances............. 170,900,000  170,900,000
Accrued interest payable....................   2,142,442    1,314,356
Customer Escrows............................     993,944      762,737
Accrued expenses and other liabilities......   5,538,649    5,022,927
                                            ------------- ------------
    Total liabilities....................... 894,286,109  876,902,205
                                            ------------- ------------
Commitments and contingencies
Stockholders' equity:
    Serial preferred stock: ($.01 par value)
     authorized 500,000 shares; issued and
     outstanding none.......................           0            0
    Common stock ($.01 par value):
     authorized 11,000,000; issued shares
     9,128,662..............................      91,287       91,287
Additional paid-in capital..................  57,931,170   57,875,595
Retained earnings, subject to certain
 restrictions...............................  96,393,416   91,408,028
Accumulated other comprehensive loss........    (912,561)    (604,446)
Unearned employee stock ownership plan
 shares.....................................  (4,399,289)  (4,544,300)
Unearned compensation restricted stock
 awards.....................................    (249,341)           0
                                            ------------- ------------
Treasury stock, at cost 4,720,168 and
 4,708,798 shares........................... (60,836,610) (60,455,328)
                                            ------------- ------------
    Total stockholders' equity..............  88,018,072   83,770,836
                                            ------------- ------------
Total liabilities and stockholders' equity..$982,304,181  960,673,041
                                            ============= ============



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                              (unaudited)

----------------------------------------------------------------------
                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                          2005        2004         2005      2004
----------------------------------------------------------------------
Interest income:
 Loans receivable.....$14,385,320  12,242,408  41,487,679  35,220,089
 Securities available
  for sale:
     Mortgage-backed
      and related.....     78,645      81,341     252,701     292,633
     Other marketable.    645,871     730,727   1,941,809   2,180,525
 Cash equivalents.....    114,872      40,410     342,812     106,750
 Other................     13,525      61,196     182,285     139,016
                      ------------ ----------- ----------- -----------
     Total interest
      income.......... 15,238,233  13,156,082  44,207,286  37,939,013
                      ------------ ----------- ----------- -----------

Interest expense:
 Deposits.............  4,456,305   3,190,799  12,358,727   9,015,152
 Federal Home Loan
  Bank advances.......  1,836,269   2,195,801   5,485,461   6,550,436
                      ------------ ----------- ----------- -----------
    Total interest
     expense..........  6,292,574   5,386,600  17,844,188  15,565,588
                      ------------ ----------- ----------- -----------
    Net interest
     income...........  8,945,659   7,769,482  26,363,098  22,373,425
Provision for loan
 losses...............    952,000     775,000   2,495,000   2,041,000
                      ------------ ----------- ----------- -----------
    Net interest
     income after
     provision for
     loan losses......  7,993,659   6,994,482  23,868,098  20,332,425
                      ------------ ----------- ----------- -----------

Non-interest income:
 Fees and service
  charges.............    706,337     741,704   1,994,291   2,014,905
 Mortgage servicing
  fees................    305,417     291,709     901,760     869,789
 Securities gains, net          0       2,451           0       3,812
 Gain on sales of
  loans...............    624,947     349,214   1,242,436   1,268,445
 Earnings (losses) in
  limited partnerships     (6,500)     (6,500)    (20,710)    (19,617)
 Other................     90,957     210,155     604,711     667,952
                      ------------ ----------- ----------- -----------
    Total non-interest
     income...........  1,721,158   1,588,733   4,722,488   4,805,286
                      ------------ ----------- ----------- -----------

Non-interest expense:
 Compensation and
  benefits............  2,781,366   2,430,026   8,340,048   7,540,268
 Occupancy............  1,042,417     914,382   3,079,131   2,670,154
 Deposit insurance
  premiums............     34,679      23,600      97,204      70,099
 Advertising..........    101,775     116,195     291,448     291,591
 Data processing......    278,880     233,254     761,719     652,540
 Amortization of
  mortgage servicing
  rights, net of
  valuation
  adjustments.........    256,763     239,806     766,885     795,439
 Other................  1,053,536     923,135   3,025,033   2,783,471
                      ------------ ----------- ----------- -----------
    Total non-interest
     expense..........  5,549,416   4,880,398  16,361,468  14,803,562
                      ------------ ----------- ----------- -----------
    Income before
     income tax
     expense..........  4,165,401   3,702,817  12,229,118  10,334,149
Income tax expense....  1,889,000   1,152,700   4,638,200   3,168,700
                      ------------ ----------- ----------- -----------
    Income before
     minority interest  2,276,401   2,550,117   7,590,918   7,165,449
Minority interest.....          0         (84)          0      (2,372)
                      ------------ ----------- ----------- -----------
    Net income........ $2,276,401   2,550,201   7,590,918   7,167,821
                      ============ =========== =========== ===========
Basic earnings per
 share................      $0.59        0.66        1.98        1.85
                      ============ =========== =========== ===========
Diluted earnings per
 share................      $0.57        0.64        1.89        1.77
                      ============ =========== =========== ===========



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
              Selected Consolidated Financial Information
                              (unaudited)

----------------------------------------------------------------------

SELECTED FINANCIAL DATA:         Three Months Ended  Nine Months Ended
(Dollars in thousands, except per   September 30,      September 30,
 share data)                       2005      2004     2005      2004
----------------------------------------------------------------------
I. OPERATING DATA:
   Interest income............... $15,238   13,156    44,207   37,939
   Interest expense..............   6,292    5,387    17,844   15,566
   Net interest income...........   8,946    7,769    26,363   22,373

II. AVERAGE BALANCES:
   Assets (1).................... 983,244  934,248   981,123  906,937
   Loans receivable, net......... 807,046  752,281   804,585  720,835
   Mortgage-backed and related
    securities (1)...............   8,266   10,287     8,790   11,644
   Interest-earning assets (1)... 937,400  891,608   937,715  863,534
   Interest-bearing liabilities.. 884,155  846,297   885,675  819,168
   Equity (1)....................  90,129   84,391    88,205   83,726

III. PERFORMANCE RATIOS: (1)
    Return on average assets
     (annualized)................    0.92%    1.09%     1.03%    1.06%
    Interest rate spread
     information:
       Average during period.....    3.63     3.34      3.61     3.33
       End of period.............    3.51     3.33      3.51     3.33
    Net interest margin..........    3.79     3.47      3.76     3.46
    Ratio of operating expense to
     average total assets
     (annualized)................    2.24     2.08      2.23     2.18
    Return on average equity
     (annualized)................   10.02    12.02     11.51    11.44
    Efficiency...................   52.03    52.15     52.63    54.47
                                 ----------------------------
                                 Sept 30,  Dec 31,  Sept 30,
                                   2005      2004     2004
                                 ----------------------------
IV. ASSET QUALITY:
    Total non-performing assets..  $4,651    4,882     3,719
    Non-performing assets to
     total assets................    0.47%    0.51%     0.39%
    Non-performing loans to total
     loans receivable, net.......    0.37%    0.55%     0.38%
    Allowance for loan losses....  $8,633    8,996     8,471
    Allowance for loan losses to
     total assets................    0.88%    0.94%     0.89%
    Allowance for loan losses to
     total loans receivable, net     1.06     1.15      1.11
    Allowance for loan losses to
     non-performing loans........  289.51   207.30    291.04

V. BOOK VALUE PER SHARE:
    Book value per share.........  $19.97    18.95     18.66
                                 ----------------------------
                                   Nine               Nine
                                   Months    Year     Months
                                   Ended    Ended     Ended
                                 Sept 30,  Dec 31,  Sept 30,
                                    2005     2004      2004
                                 ----------------------------
VI. CAPITAL RATIOS:
    Stockholders' equity to total
     assets, at end of period....    8.96%    8.72%     8.67%
    Average stockholders' equity
     to average assets (1).......    8.99     9.17      9.23
    Ratio of average interest-
     earning assets to...........
      average interest-bearing
       liabilities (1)...........  105.88   105.38    105.42
                                 ----------------------------
                                 Sept 30,  Dec 31,  Sept 30,
                                   2005      2004     2004
                                 ----------------------------
VII. EMPLOYEE DATA:
    Number of full time
     equivalent employees........     206      208       199
----------------------------------------------------------------------

(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.

    CONTACT: HMN Financial, Inc., Rochester
             Michael McNeil, 507-535-1202